SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW

Suite 700

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Compensation Committee and the Board of Directors of Corautus Genetics Inc. (“Corautus”) approved amendments to the Employment Agreements for its President and Chief Executive Officer, Richard E. Otto, and its Executive Vice President and Chief Financial Officer, Robert T. Atwood. The amendments to the Employment Agreements are effective as of June 21, 2006. Each amendment extends the employment term to March 31, 2007 and provides for a cash retention incentive in the amount of $115,000, payable on January 31, 2007, if the officer is employed by Corautus on such date.

Concurrently with the execution of the amendments, each of Mr. Otto and Mr. Atwood were granted nonqualified stock options to purchase 200,000 shares of Corautus’ common stock under the Corautus Genetics Inc. 2002 Stock Plan. The per share option exercise price is $0.75 and is based on the market closing price on the date of grant. The option becomes exercisable upon the occurrence of certain specified vesting events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: June 23, 2006	/s/ Robert T. Atwood
Robert T. Atwood Executive Vice President and Chief Financial Officer